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                                                                   EXHIBIT 10.70


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement is made and entered into this 18th day of May, 1999, to be effective as of March 15, 1999 (the "Effective Date"), between Chancellor Media Corporation, a Delaware corporation (the "Company"), Chancellor Media Corporation of Los Angeles, a Delaware corporation ("Los Angeles") and James E. de Castro (the "Executive"), residing at 1025 Seneca Road, Wilmette, Illinois 60091.

                              W I T N E S S E T H:

         WHEREAS, the Company, Los Angeles and the Executive are parties to an Employment Agreement dated October 1, 1998 (the "Employment Agreement"); and

         WHEREAS, the Company, Los Angeles and the Executive desire to amend the Employment Agreement in certain respects;

         WHEREAS, all capitalized terms used herein without definition shall have the meaning assigned to such terms in the Employment Agreement;

         NOW, THEREFORE, the parties hereby agree to amend the Employment Agreement as follows:

         1. As of the Effective Date, Section 1 of the Employment Agreement is hereby amended as follows:

              (a) The reference to, and definition of, "Options" in Section 1 is hereby amended in whole to read as follows:

         ""Options" shall mean the non-qualified stock options to be granted to the Executive pursuant to Section 4(c) hereof.";

              (b) The reference to, and definition of, "Option Plan" is hereby amended in whole to read as follows:

         ""Option Plan" shall mean the Chancellor Media Corporation 1999 Stock Option Plan, as amended from time to time, and any successor thereto.";

              (c) The reference to, and definition of, "Option Agreement" is hereby amended in whole to read as follows:

         ""Option Agreement" shall mean the form of Non-Qualified Stock Option Agreement attached hereto as Exhibit A to be entered into between the Executive and the Company pursuant to which an Option is granted to the Executive.";


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              (d) The following defined terms shall be inserted in Section 1 of the Employment Agreement in their correct alphabetical order:

         "Contract Payments" shall have the meaning ascribed to such term in
         Section 18.

         "Gross-Up Payment" shall have the meaning ascribed to such term in
         Section 18.

         "Other Payments" shall have the meaning ascribed to such term in
         Section 18.

         "Payments" shall have the meaning ascribed to such term in Section 18.

         2. As of the Effective Date, the first sentence of Section 3(a) of the Employment Agreement is hereby amended in whole to read as follows:

         "The Executive's job titles shall be Vice-Chairman of the Company and President and Chief Executive Officer of Chancellor Radio and Outdoor Division."

         3. As of the Effective Date, Sections 4(a), 4(b) and 4(c) of the Employment Agreement are hereby amended in whole to read as follows:

              "(a) Base Compensation. During the Employment Term, the Company shall pay the Executive, in installments according to the Company's regular payroll practice, Base Salary at the annual rate of Nine Hundred Fifty Thousand Dollars ($950,000) for the portion of the Contract Year beginning March 15, 1999; and subject to increase for each subsequent Contract Year an amount equal to the product of

              (i) the Base Salary in effect at the end of the immediately preceding Contract Year; and

              (ii) the ratio of the Consumer Price Index for the last complete calendar month in such preceding Contract Year to the Consumer Price Index for the same month in the year preceding such preceding Contract Year;

         provided, however, that in no event shall the Base Salary for any subsequent Contract Year be less than the Base Salary in effect at the end of the immediately preceding Contract Year.

              (b) Annual Incentive Bonus. The Executive shall be entitled to an Annual Bonus for each calendar year during which he is employed hereunder, with the amount of each such Annual


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         Bonus to be determined by, and to be in the sole discretion of, the Compensation Committee, as recommended by the Chief Executive Officer of the Company. The Executive's Annual Bonus awarded by the Compensation Committee with respect to each calendar year shall be paid at the same time as annual incentive bonuses with respect to that calendar year are paid to other senior executives of the Company generally, but in no event later than March 31 of the following calendar year.

              (c) Stock Options. The Executive has been granted Options, as of April 9, 1999, to purchase One Million (1,000,000) shares of Common Stock at an exercise price of $46.63. Such Options shall have the terms set forth in, and shall be subject to, the Option Agreement and the Option Plan; provided, however, that if the Option Plan is not approved by the stockholders of the Company at the first annual stockholders' meeting after the date of grant, stock options or other equity incentives shall be provided to the Executive on mutually satisfactory terms that are no less favorable than the provisions of the Option Agreement and the Option Plan."

         4. As of the Effective Date, a new Section 18 shall be inserted following Section 17 of the Employment Agreement, which shall read as follows:

         "18. GROSS-UP FOR CERTAIN TAXES

              (a) In the event that any part of any payment or benefit received (including, without limitation, acceleration of vesting of stock options) pursuant to the terms of this Agreement or the Option Agreement (the "Contract Payments") or any part of any payment or benefit received or to be received by the Executive or for the Executive's benefit pursuant to any other plan, arrangement or agreement of the Company or any affiliate ("Other Payments" and, together with the Contract Payments, the "Payments") would be subject to the Excise Tax determined as provided below, the Company shall pay to the Executive, at the time specified in Section 18(b) below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of the Excise Tax on the Payments and any federal, state and local income tax and the Excise Tax on the Gross-Up Payment, and any interest, penalties or additions to tax payable by the Executive with respect thereto, shall be equal to the total present value (using the applicable federal rate as defined in Section 1274(d) of the Code in such calculation) of the Payments at the time such Payments are to be made. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amounts of such Excise Tax, (1) the total


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         amount of the Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of independent counsel selected by the Company and reasonably acceptable to the Executive ("Independent Counsel"), a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax, (2) the amount of the Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Payments or (B) the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (after applying clause (1) hereof), and (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by Independent Counsel in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of the Executive's residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

              (b) The Gross-Up Payments provided for in Section 18(a) hereof shall be made upon the earlier of (i) the payment to the Executive of any Payment or (ii) the imposition upon the Executive or payment by the Executive of any Excise Tax.

              (c) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Independent Counsel that the Excise Tax is less than the amount taken into account under Section 18(a) hereof, the Executive shall repay to the Company within thirty (30) days of the Executive's receipt of notice of such final determination or opinion the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a federal, state and local income tax


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         deduction) plus any interest received by the Executive on the amount of such repayment. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Independent Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess within thirty (30) days of the Company's receipt of notice of such final determination or opinion.

              (d) In the event of any change in, or further interpretation of, Sections 280G or 4999 of the Code and the regulations promulgated thereunder, the Executive shall be entitled, by written notice to the Company, to request an opinion of Independent Counsel regarding the application of such change or interpretation to any of the foregoing, and the Company shall use its best efforts to cause such opinion to be rendered as promptly as practicable. All fees and expenses of Independent Counsel incurred in connection with this agreement shall be borne by the Company."

         5. As to the remaining 640,000 Options that as of the Effective Date were to be granted to the Executive pursuant to Section 4(c) of the Employment Agreement, the grant of all such Options were accelerated as of April 9, 1999 (the "Accelerated Options"). Such Accelerated Options shall have an exercise price of $46.63 and one-quarter of such Accelerated Options shall vest on each of April 17, 1999, 2000, 2001 and 2002, provided that in the event of a Termination of Employment by the Executive for Good Reason or a Termination of Employment by the Company other than for Cause, all such Accelerated Options shall vest and become exercisable on the date of such Termination of Employment. Except as modified by the preceding sentence, such Accelerated Options shall remain subject to the terms and conditions set forth in Section 4(c) of the Employment Agreement.

         6. Except as modified hereby, all of the terms of the Employment Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the date first written above.

                                       CHANCELLOR MEDIA CORPORATION
                                       CHANCELLOR MEDIA CORPORATION
                                       OF LOS ANGELES



                                       By:  /s/ THOMAS O. HICKS
                                           ---------------------------------
                                           Thomas O. Hicks
                                           Chairman and Chief Executive Officer




                                            /s/ JAMES E. DE CASTRO
                                           ---------------------------------
                                           James E. de Castro